Exhibit 8.3

[FORM OF OPINION FROM WILLIAM FRY]

Our Ref	017340.0031.SM	[●] June 2014

Innocoll AG

Midlands Innovation and Research Centre

Dublin Road

Athlone

County Westmeath

Ireland

Innocoll AG (the “Company”)

Dear Sirs,

1.	Capacity and Basis

We have acted as Irish solicitors for the Company in connection with the initial public offering by the Company of certain American Depository Shares (“ADSs”) of US$[●] each in the capital of the Company (the “Transaction”).

The Company’s Registration Statement on Form F-1 (File No. 333-[●]) filed by the Company with the Securities and Exchange Commission (the “Commission”) on June [●], 2014, as subsequently amended, in the form in which it is to become effective on [●] 2014, including the information deemed to be included in it at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the “Securities Act”), is referred to in this Opinion Letter as the “Registration Statement”.

No opinion is expressed in this Opinion Letter with regard to any matter governed by the laws of any jurisdiction other than Ireland.

No opinion is expressed as to the taxation consequences of the Transaction (or the transactions contemplated thereby) save as set out in Clause 3.1. Insofar as the opinion given in that paragraph relates to tax matters, it is confined to, and given in all respects on the basis of, the laws of Ireland relating to tax in force as at the date of this Opinion Letter as currently applied by the courts of Ireland and on the basis of current practice of the Irish Revenue Commissioners.

2.	Documents

For the purpose of issuing this Opinion Letter we have reviewed a copy of the Registration Statement.

3.	Opinions

Based only on our review of the Registration Statement and upon the assumptions listed at Clause 4 and to the reservations and qualifications set out in Clauses 5 and 6, we express the following opinion:

3.1	based upon the foregoing and subject to the limitations set forth in the Registration Statement, the statements made on pages [●] of the Registration Statement under the heading Taxation—Taxation in Ireland, insofar as such statements constitute matters of Irish taxation law or legal conclusions with respect to Irish taxation law, constitute the opinion of William Fry as of the date hereof as to the material Irish tax consequences of the ownership and disposition of the ADSs.

4.	Assumptions

For the purpose of issuing this Opinion Letter we have made the following assumptions, without independent verification:

4.1	that the Company is tax resident in Ireland;
4.2	that the copy of the Registration Statement referred to herein as being reviewed by us is a true, complete and accurate copy of the original thereof as in effect on the date hereof without any amendment or modification thereto;
4.3	that, in so far as the laws of any other jurisdiction other than Ireland are relevant, such laws do not prohibit and are not inconsistent with the issue of the ADSs and that there is no provision of the laws of any jurisdiction (other than Ireland) that would have a bearing on any of the matters opined upon herein and, to the extent that the Company requires any authorisation, consent or approval from any public, administrative or governmental body in any jurisdiction outside of Ireland in relation to such issue, that it has obtained each such authorisation, consent or approval and has complied, and will continue to comply, with any conditions attaching thereto;
4.4	that no transaction or transactions, involving a direct or indirect transfer or issuance of shares, has or have taken place which should have been notified to the Central Bank of Ireland (or any predecessor regulator) under applicable legislation, and which was or were not so notified;
4.5	that all securities issued and sold under the Registration Statement will have been issued and sold in compliance with all applicable laws (other than Irish law), including applicable federal and state securities laws, in the manner stated in the Registration Statement;
4.6	that the filing of the Registration Statement with the Commission has been authorised by all necessary actions under all applicable laws other than Irish law; and
4.7	that there are no contractual or similar restrictions or other arrangements binding on the Company which could affect the conclusions in this Opinion Letter.
5.	Reservations and Qualifications

This Opinion Letter is given subject to the following reservations and qualifications:

5.1	the opinions in this Opinion Letter are given solely on the basis of a review of the Registration Statement and the applicable law with regard to the matters specified herein. The opinions are given only in respect of the laws of Ireland in effect as of the date of this Opinion Letter and as to the facts and circumstances as stated herein in existence at such date and this Opinion Letter is not to be taken as expressing any opinion with regard to any matter governed by the laws of any jurisdiction other than Ireland;
5.2	no opinion is expressed as to the tax residency of the Company; and
5.3	we have not been responsible for verifying the accuracy of the Registration Statement (or any documents expressed to be incorporated by reference therein) or that no material facts or matters have been omitted therefrom.
6.	General

We hereby consent to the inclusion of this opinion as an exhibit to the Registration Statement to be filed with the Commission and any amendments thereto. This Opinion Letter is intended solely for use in connection with the issuance of the ADSs subject to the Registration Statement and is not to be relied upon for any other purpose.

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Save where otherwise specified, a reference in this Opinion Letter to a Clause, is to a Clause of this Opinion Letter.

This Opinion Letter speaks only as of the date hereof and we disclaim any obligation to advise you or anyone else of changes of law, Irish Revenue Commissioners practice or fact that occur after the date hereof. This Opinion Letter is given on the basis that it will be construed in accordance with, and governed in all respects by, the laws of Ireland which shall apply between us and all persons interested.

Yours faithfully,	Yours faithfully,

_____________________	_____________________
WILLIAM FRY	WILLIAM FRY
Solicitors	Solicitors

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